SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 AND 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 20, 2003 (OCTOBER 28, 2003)


                                U.S. ENERGY CORP.
                                -----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           WYOMING                    0-6814                   83-205516
----------------------------     -----------------     -------------------------
(STATE OR OTHER JURISDICTION        (COMMISSION           (I.R.S.  EMPLOYER
     OF INCORPORATION)               FILE NO.)            IDENTIFICATION NO.)


GLEN  L.  LARSEN  BUILDING
877  NORTH  8TH  WEST
RIVERTON,  WY                                                      82501
--------------------------------------------                    ------------
(ADDRESS  OF  PRINCIPAL  EXECUTIVE  OFFICES)                    (ZIP  CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (307) 856-9271


                                 NOT APPLICABLE
                                 --------------
              (FORMER NAME, FORMER ADDRESS OR FORMER FISCAL YEAR,
                          IF CHANGED FROM LAST REPORT)

ITEM  5:  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE.

     Debt  Restructuring.  On  October  28,  2003, the company restructured $1.4
     --------------------
million of secured convertible debt held by Caydal, LLC and Tsunami Partners, L.P. The original 2002 transactions with the lenders provided for conversion of principal, but not interest, to shares at a conversion rate of 1 share for each $3.00 of principal. The loans have been restructured to: (i) reduce the interest rate, starting September 1, 2003, from the original 8% annual rate, to be equal to the Federal Short Term Rate for annual compounding (the "Federal Short Term Rate" as defined in section 1274(d) of the Internal Revenue Code), as that rate changes from time to time; (ii) allow conversion of interest, as well as principal, to shares; (iii) not require quarterly payment of interest with cash, but add accruing interest to principal; (iv) extend the maturity date to December 31, 2004; (v) reduce the conversion rate for principal to (and establish the conversion rate for interest at) 1 share for each $2.25 of principal and interest; and (vi) provide for mandatory conversion of principal and accrued interest outstanding at maturity to shares at the same conversion rate of 1 share for each $2.25 of principal and interest. Optional conversion of principal and accrued interest prior to maturity is permitted. Also, in connection with the restructuring of debt, the expiration date of the warrants issued to the lenders was extended 12 months (from the original May 30, 2005 to the new date of May 30, 2006).

     The debt also may be convertible, at the lenders' option, to shares of Rocky Mountain Gas, Inc., a subsidiary of the company, at the rate of 1 share for each $1.50 of principal and interest. This conversion rate was not changed in the restructuring.

     RMG  Equity  Restructuring.  In  June  and  July 2003, Caydal, LLC and five
     ---------------------------
individuals invested $750,000 in Rocky Mountain Gas, Inc. ("RMG," a subsidiary of the company) for 333,333 shares of RMG stock (at $2.25 per share); warrants on 62,500 RMG shares at $3.00 per share, exercisable until June 3, 2006; and warrants on 46,875 shares of the company at $4.00 per share, exercisable until June 3, 2006. Under the terms of the original transaction, each share of RMG stock was convertible into that number of shares of the company obtained by dividing (i) $2.25 (subject to anti-dilution adjustments) by (ii) 85% of the then-current market price of the company's shares, provided that (a) the conversion price cannot exceed $5.00, and (b) the exchange rights expire 20 business days after the company's stock price exceeds $7.50 for 20 consecutive trading days. The RMG shares issuable on exercise of the RMG warrants are not entitled to conversion into shares of the company.

     On October 28, 2003, Caydal and one of the individual investors accepted the company's and RMG's offer, made to all of the 2003 investors in RMG, to restructure the transaction by (i) refunding 50% of the investment (Caydal was refunded $250,000 and the individual was refunded $50,000), and reducing the conversion rate for their remaining total of 133,333 RMG shares down to 77.5% of market price. The other four individuals elected to remain fully invested, for which election the company and RMG reduced the conversion rate for their remaining total of 66,666 RMG shares down to 70% of market price. The terms of the warrants to buy stock in the company, and in RMG, have not been changed.

     Full implementation of RMG's business strategy to develop and/or acquire additional coalbed methane properties will require significant capital resources. Although RMG and the company are optimistic that such capital will be obtained, progress in this regard has been slower than expected.

     The restructuring offer was made to Caydal and the individual investors to allow them the opportunity to reduce the extent of their investments in RMG and increase the rate of conversion of those investments into stock in the company and RMG, given the longer period of time now expected to fully implement RMG's business strategy.

     Phelps  Dodge  Litigation.  The Company was advised on November 15, 2003 by
     --------------------------
its attorneys, that the trial date in the case of Phelps Dodge Corporation and Mt. Emmons Mining Company v. U.S. Energy Corp and its subsidiary, Crested Corp., (with cross-claims and counter-claims) that was set for January 5, 2004, in the U.S. District Court of Colorado, has been stricken. A new trial date has not been set, but motions will be considered on January 22 and 23, 2004.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial  statements  of  business  acquired.  Not  applicable.

     (b)     Pro  forma  financial  information.  Not  applicable.

     (c)     Exhibits.  Not  applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S.  ENERGY  CORP.



Dated:  November  20,  2003            By:      /s/  Daniel  P.  Svialr
                                             ------------------------
                                                Secretary